EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.333-69175 on Form S-8.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Atlanta, Georgia
March 20, 2000